
Exhibit 12a
PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES
(Dollars in Thousands)



                                                                            Year Ended December 31
                                            12 Months Ending    ---------------------------------------------------
                                          September 30, 1996       1995       1994       1993       1992       1991
                                            ----------------    ---------------------------------------------------
EARNINGS AVAILABLE FOR FIXED CHARGES
  Pre-tax income:
    Net income per statement of income              $133,263   $135,720   $120,059   $138,327   $135,720   $132,777
    Federal income taxes                              85,815     84,545     80,259     83,970     72,449     56,180
    Federal income taxes charged to
      other income - net                                 551       (488)     1,556       (382)    (2,106)    (2,267)
    Undistributed (earnings) or losses
      of less-than-fifty-percent-owned
       entities                                           --         --         --         --       (567)       (16)
                                                     -------    ---------------------------------------------------
      Total                                         $219,629   $219,777   $201,874   $221,915   $205,496   $186,674

  Fixed charges:
    Interest on long-term debt                      $ 73,807   $ 81,115   $ 84,144   $ 86,030   $ 89,509   $ 84,791
    Other interest                                     8,936     10,049      6,249      3,542     10,477      6,384
    Portion of rentals representative
      of the interest factor                           3,360      3,798      4,218      3,937      4,474      4,463
                                                     -------    ---------------------------------------------------
      Total                                         $ 86,103   $ 94,962   $ 94,611   $ 93,509   $104,460   $ 95,638

  Earnings available for
    fixed charges                                   $305,732   $314,739   $296,485   $315,424   $309,956   $282,312
                                                     =======    ===================================================
RATIO OF EARNINGS TO FIXED CHARGES                     3.55x      3.31x      3.13x      3.37x      2.97x      2.95x

Exhibit 12b
Page 1

PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(Dollars in Thousands)

                                                                       Year Ended December 31
                                            12 Months Ending   ----------------------------------------------------
                                          September 30, 1996       1995       1994       1993       1992       1991
                                            ----------------   ----------------------------------------------------
EARNINGS AVAILABLE FOR COMBINED FIXED
CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

  Pretax Income:
    Net Income per statement
      of income                                     $133,263   $135,720   $120,059   $138,327   $135,720   $132,777
    Federal income taxes                              85,815     84,545     80,259     83,970     72,449     56,180
    Federal income taxes charged to
      other income - net                                 551       (488)     1,556       (382)    (2,106)    (2,267)
                                                     -------    ---------------------------------------------------
      Subtotal                                      $219,629   $219,777   $201,874   $221,915   $206,063   $186,690
  Undistributed (earnings) or losses
  of less-than-fifty-percent-owned
  entities                                                --         --         --         --       (567)       (16)
                                                     -------    ---------------------------------------------------
      Total                                         $219,629   $219,777   $201,874   $221,915   $205,496   $186,674

  Fixed charges:
    Interest on long-term debt                      $ 73,807   $ 81,115   $ 84,144   $ 86,030   $ 89,509   $ 84,791
    Other interest                                     8,936     10,049      6,249      3,542     10,477      6,384
    Portion of rentals representative
      of the interest factor                           3,360      3,798      4,218      3,937      4,474      4,463
                                                     -------    ---------------------------------------------------
      Total                                         $ 86,103   $ 94,962   $ 94,611   $ 93,509   $104,460   $ 95,638

Earnings available for combined
fixed charges and preferred
dividend requirements                               $305,732   $314,739   $296,485   $315,424   $309,956   $282,312
                                                     =======    ===================================================

Exhibit 12b
Page 2

PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(Dollars in Thousands)

                                                                              Year Ended December 31
                                            12 Months Ending   ----------------------------------------------------
                                          September 30, 1996       1995       1994       1993       1992       1991
                                            ----------------   ----------------------------------------------------
DVIDEND REQUIREMENT:
  Fixed charges above                               $ 86,103   $ 94,962   $ 94,611   $ 93,509   $104,460   $ 95,638
  Preferred dividend requirements                     24,950     25,144     26,451     26,377     21,080     14,115
                                                     -------    ---------------------------------------------------
      Total                                         $111,053   $120,106   $121,062   $119,886   $125,540   $109,753
                                                     =======    ===================================================
RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS                  2.75x      2.62x      2.45x      2.63x      2.47x      2.57x

COMPUTATION OF PREFERRED DIVIDEND
REQUIREMENTS:
  (a) Pre-tax income                                $219,629   $219,777   $201,874   $221,915   $206,063   $186,690
  (b) Net income                                    $133,263   $135,720   $120,059   $138,327   $135,720   $132,777
  (c) Ratio of (a) to (b)                             1.6481     1.6193     1.6815     1.6043     1.5183     1.4060
  (d) Preferred dividends                           $ 15,139   $ 15,527   $ 15,731   $ 16,442   $ 13,884   $ 10,039
  Preferred dividend requirements
    [(d) multiplied by (c)]                         $ 24,950   $ 25,144   $ 26,451   $ 26,377   $ 21,080   $ 14,115
                                                     =======    ===================================================


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